Exhibit 99.1

L BRANDS REPORTS RECORD FOURTH QUARTER SALES

- RAISES FOURTH QUARTER EARNINGS GUIDANCE -

- INCREASES REGULAR DIVIDEND BY 20% -

- DECLARES $2.00 SPECIAL DIVIDEND -

- AUTHORIZES NEW $500 MILLION SHARE REPURCHASE PROGRAM -

Columbus, Ohio (Feb. 4, 2016) - L Brands, Inc. (NYSE: LB) reported net sales for the fourth quarter ended Jan. 30, 2016, of $4.395 billion, an increase of 8% compared to $4.069 billion for the quarter ended Jan. 31, 2015. Comparable store sales for the fourth quarter ended Jan. 30, 2016, increased 6%.

Net sales for the year ended Jan. 30, 2016, were $12.154 billion, an increase of 6% compared to $11.454 billion for the year ended Jan. 31, 2015. Comparable store sales for the year ended Jan. 30, 2016, increased 5%.

Net sales for the four-week period ended Jan. 30, 2016, were $811.3 million, an increase of 4% compared to sales of $783.1 million for the four-week period ended Jan. 31, 2015. Comparable store sales for the four weeks ended Jan. 30, 2016, decreased 2%. January sales results were negatively impacted by a timing shift in the Victoria’s Secret semi-annual sale into December. Absent the estimated impact of this timing shift, total company comps would have increased 1% in January.

The company expects to report fourth quarter earnings per share of about $2.05, above its previous guidance of $1.85 to $1.95. The company will report fourth quarter results and provide 2016 earnings guidance on its earnings call, which will be held on Feb. 25 at 9 a.m. Eastern. Earnings in 2016 will be negatively impacted by $0.10 per share in incremental interest expense related to its $1 billion October 2015 note issuance and by continued pressure from foreign currency exchange rates.

Dividends and Share Repurchase
The company is increasing its annual ordinary dividend by 20%, to $2.40 per share from $2.00 per share. In addition, the company announced a special dividend of $2.00 per share. The quarterly ordinary dividend of $0.60 per share and the $2.00 special dividend will be paid on March 4, 2016, to shareholders of record on Feb. 19, 2016. This is the company’s 165th consecutive quarterly dividend.

Additionally, the company has authorized a new $500 million share repurchase program, which includes the remaining $17 million outstanding under the previous program. The company repurchased $483 million of stock in 2015. Repurchases will be made at the times, in the amounts and in the manner that the company believes appropriate.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Leslie H. Wexner, chairman and CEO, commented, “We achieved our best year ever in 2015. I am very appreciative of the focus on our customers, the excellent execution and teamwork across the enterprise that drove this result. The dividend and share repurchase actions announced today reflect confidence in our growth opportunities and commitment to delivering shareholder value.”

To hear further commentary provided on L Brands’ prerecorded January sales message, call 1-866-639-7583 or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,005 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 700 additional noncompany-owned locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the January sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the January sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the January sales call to reflect circumstances existing after the date of this press release or the January sales call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2014 Annual Report on Form 10-K.
For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
January 2016

Comparable Store Sales Increase (Decrease):

	January		Fourth Quarter		Year
	2016	2015	2015	2014	2015	2014

Victoria's Secret[1]	(4%)	4%	5%	4%	5%	3%
Bath & Body Works[1]	2%	16%	6%	8%	5%	6%
L Brands	(2%)	7%	6%	6%	5%	4%
Victoria's Secret Direct Sales	21%	(4%)	15%	(2%)	3%	(1%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Fourth Quarter		Year-to-Date
	2015	2014	2015	2014

Victoria's Secret Stores[1]	$2,047.2	$1,914.2	$6,112.5	$5,700.2
Victoria's Secret Direct	567.1	492.1	1,559.6	1,507.4
Total Victoria's Secret	$2,614.3	$2,406.3	$7,672.1	$7,207.6

Bath & Body Works[1]	$1,361.8	$1,276.7	$3,225.0	$3,047.8
Bath & Body Works Direct	157.8	127.3	361.6	301.8
Total Bath & Body Works	$1,519.6	$1,404.0	$3,586.6	$3,349.6

VS & BBW International[2]	$112.3	$105.5	$385.2	$335.9
Other[3]	$148.8	$152.9	$509.9	$561.0
L Brands	$4,395.0	$4,068.7	$12,153.8	$11,454.1

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada and royalty and wholesale sales associated with partner-operated stores.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 1/30/16

Victoria's Secret U.S.	983	12	(5)	990
PINK U.S.	115	16	(3)	128
Victoria's Secret Canada	31	6	—	37
PINK Canada	10	—	(1)	9
Total Victoria's Secret	1,139	34	(9)	1,164

Bath & Body Works U.S.	1,558	23	(7)	1,574
Bath & Body Works Canada	88	10	—	98
Total Bath & Body Works	1,646	33	(7)	1,672

Victoria's Secret U.K.	8	4	—	12
PINK U.K.	2	—	—	2
Henri Bendel	29	—	—	29
La Senza Canada	145	1	(20)	126
Total L Brands Stores	2,969	72	(36)	3,005

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 1/30/16

Victoria's Secret Beauty & Accessories	290	88	(5)	373
Victoria's Secret	13	3	—	16
PINK	1	2	—	3
Bath & Body Works	80	47	(2)	125
La Senza	266	4	(51)	219
Total	650	144	(58)	736

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com